STOCK  PURCHASE  AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of October 29, 2004, is made and entered into by and between Fresca Worldwide Trading Corporation (“Fresca”), a corporation organized and existing under the laws of the state of Nevada (the "Purchaser"); Datone, Inc., a Delaware corporation (“Datone”), NB Payphones, Ltd., a Pennsylvania corporation (“NBP”) and Platinum Funding Corporation, a New York corporation (“Platinum”) (collectively referred to hereafter as the “Companies”); and USIP.com, Inc., a Utah corporation (the “Shareholder or USIP”).

W I T N E S S E T H :

WHEREAS, there are issued and outstanding 100 shares of the common stock of Datone, 100 shares of the common stock of NBP and 100 shares of the common stock of Platinum (the "Capital Stock"), which constitutes all of the issued and outstanding Capital Stock of the Companies; and

WHEREAS, the Shareholder owns all shares of the Companies’ outstanding shares of Capital Stock; and

WHEREAS, the Shareholder wishes to sell all its shares (the "Shares"), to the Purchaser and the Purchaser wishes to purchase the Shares from the Shareholder upon the terms, subject to the conditions and for the consideration hereinafter set forth;

NOW, THEREFORE, it is agreed as follows:

1.

SALE AND PURCHASE; CLOSING.  Subject to the terms and conditions contained in this Agreement, it is hereby agreed as follows:

1.1

Sale and Purchase.  On the Closing Date (as hereinafter defined), the Shareholder shall sell, convey, transfer, assign and deliver to Purchaser and Purchaser shall purchase the Shares from the Shareholder, in exchange for the purchase price and other considerations as specified in Section 1.4 hereof.

1.2

Closing.  The closing (the "Closing") of the sale of the Shares hereunder shall take place at the office of Buker, Jones & Haley, P.C. on or before December 1, 2004, unless the Closing is extended by agreement of all the parties.

1.3

Transfer of Shares.  On the Closing Date, against payment therefore as provided in Section 1.4 Shareholder shall deliver or cause to be delivered to purchaser certificates representing the Shares owned by them, either duly endorsed to Purchaser on the reverse thereof or accompanied by a stock power duly signed in blank.  Such Shares shall be delivered to Purchaser free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of every kind (and any agreement to create any of the foregoing).  Shareholder agrees that it will cure any deficiencies with respect to the endorsement of the certificates representing the shares owned by it or with respect to the stock powers accompanying such shares.

1.4

Payment for Shares.  The purchase price for the Shares (the "Purchase Price") shall be in full payment for the Shares and shall consist of the assumption of certain debts listed in Schedule A attached hereto.

a.

In the event Shareholder fails to materially comply with or perform any of the conditions to be complied with or any of the covenants, agreements or obligations to be performed by Shareholder under the terms and conditions of this Agreement, then Purchaser shall be entitled to any and all equitable remedies, and to terminate this agreement, whereupon all rights, liabilities and obligations created under the terms and provision of this Agreement shall be deemed null and void and of no further force or effect.

b.

In the event Purchaser fails to materially comply with or perform any of the covenants, agreements or other obligations to be performed by Purchaser under the terms and provisions of this Agreement, Shareholder shall be entitled to terminate this agreement, whereupon all rights, liabilities and obligations created under the terms and provision of this Agreement shall be deemed null and void and of no further force or effect.

1.5

Resignations.  On the Closing Date, the Shareholders shall deliver executed resignations of any and all officer and director positions they hold on such date in the Companies.

2.

INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.  As an inducement to the Purchaser, the Shareholder hereby represents and warrants to Purchaser as follows:

2.1

Good Title.  The Shareholder has, and immediately prior to the Closing will have, good and valid title to the Shares to be sold hereunder, free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of every kind (and any agreements to create any of the foregoing); and upon payment for such Shares at the Closing pursuant hereto, good and valid title to such Shares, free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of every kind (and any agreement to create any of the foregoing) will be delivered by the Shareholder to the Purchaser.

2.2

Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Shareholder, threatened against the Shareholder which question or challenge the validity of this Agreement or any action to be taken hereunder or which would impair the ability of the Shareholder to perform any of the Shareholder’s obligations hereunder.  As used in this Agreement, the terms “to the knowledge” or “to the best knowledge” of any Shareholder or the Purchaser, or similar phrases, means (i) the actual current knowledge of such person and (ii) matters which should have come to the attention of such person upon due inquiry.

2.3

No Brokers.  All negotiations relating to this Agreement and the sale contemplated hereby have been carried on by the Shareholder with Purchaser without the intervention of any other person and there exists no basis for any valid claim against the Shareholder or against Purchaser or the Companies for a brokerage commission in connection with the transaction.

.

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDER.  The Companies and the Shareholder represent, warrant and agree with Purchaser as follows:

3.1

Corporate Organization and Good Standing.  The Companies were duly organized, validly existing and in good standing under the laws of the state of their organization and each of them had full corporate power and authority to conduct their business on such date and to own or lease the assets and properties owned or held under lease.  On the Closing Date the business of the Companies was being conducted in compliance with all laws and regulations (federal, state, local and foreign) applicable to them where the failure to conduct said business in such manner would materially affect the business or financial position of the Companies.  Shareholder has delivered to Purchaser complete and correct copies of their Articles of Incorporation and By-laws as in effect on the date hereof.

3.2

Capital Stock.  All of the issued and outstanding shares of the Companies' Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable.  There are no existing options, warrants, calls, commitments, rights (including outstanding rights to demand registration or to sell in conjunction with any registration by the Companies under the Securities Act of 1933) or agreements of any character to which the Companies are a party or by which they are bound calling for the issuance or sale of shares of its Capital Stock or securities convertible into or exchangeable for shares of such Capital Stock.  Neither the Shareholder nor the Companies are a party to or otherwise bound by any agreement, instrument or commitment for the purchase or repurchase of Capital Stock of the Companies or entitled to the benefit of any option, first refusal or other elective privilege to purchase Capital Stock of the Companies.

3.3

Proceedings, Etc.  There are no actions, suits, investigations or proceedings (including, without limitation, disciplinary actions of regulatory authorities) pending or, to the knowledge of Shareholder threatened against the Companies or any officer, director, shareholder or employee of the Companies, as such, which singly or in the aggregate might have a material adverse effect on the Companies.  As used in this Agreement, the term “material adverse effect” means any change in, or effect on, the Companies that is materially adverse to the assets, properties, financial condition or prospects of the Companies, not including (i) ordinary wear and tear, (ii) transactions in the ordinary course of business, (iii) depreciation and (iv) changes in the economy.  The Companies are not in default with respect to any notice, order, writ, injunction or decree or investigation, inquiry or demand of court or any federal, state, local or foreign governmental authority.

3.4

Schedules.  All Schedules attached hereto are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date.  Matters disclosed on each Schedule shall be deemed disclosed only for purposes of the matters to be disclosed on such schedule and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

3.5

Financial Information and Liabilities.  At the Closing the Companies shall have no existing debts or liabilities except those in the financial statements previously provided to the Purchaser.

3.6

No Violation.  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach of any of the terms or provisions of or constitute a default under or give any party the right of termination or acceleration under (1) the Articles of Incorporation or By-laws of the Companies; (2) any mortgage, note, bond or other evidence of indebtedness or indenture or any material contract, lease or other agreement to which the Companies are a party; (3) any existing registration, certificate of authority, authorization, permit, license or approval necessary for the Companies to conduct its business; or (4) any existing law, rule, regulation, judgment, order or decree applicable to the Companies.

3.7

Title to Properties, Absence of Liens and Encumbrances, Etc.  Except as set forth in Schedule 3.7 attached hereto, the Companies have good and marketable title to their assets as reflected in their financial statements or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in all of their assets and property, of whatever kind (whether real or personal, tangible or intangible), free and clear of all liens, security interests, options, claims, charges, beneficial interests and encumbrances of every kind (and any agreement to create any of the foregoing), other than liens for taxes not delinquent and liens arising in the ordinary course of business.

.

REPRESENTATIONS AND WARRANTIES OF PURCHASER.  As an inducement to the Shareholder the Purchaser hereby represents and warrants as follows:

4.1

Authority.  Purchaser has full right, power and authority to enter into this agreement.  This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

4.2

No Brokers. All negotiations relating to this Agreement and the sale contemplated hereby have been carried on by Purchaser with Shareholder without the intervention of any other person, and there exists no basis for any valid claim against Purchaser or against Shareholder or the Companies for a brokerage commission in connection with the transaction.

4.3

Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Purchaser, threatened against it which question or challenge the validity of this Agreement or the purchase by Purchaser of the shares hereunder or which would impair the ability of Purchaser to perform its obligations under the terms of this agreement.

4.4

Investment Intent.  The Purchaser is purchasing the Shares with the intent of holding such Shares for investment and not with the intent of participating, directly or indirectly, in a distribution of such shares.  Because of Purchaser’s business and financial experience and sophistication, Purchaser is capable of evaluating the merits and risks of an investment in the Shares.  Purchaser acknowledges that the Shares are not registered under the Securities Act of 1933 or any state securities laws in reliance upon one or more exemptions from registration requirements made available under such laws.

4.5

Representations.  All representations and warranties of the Purchaser contained herein shall be true, correct and complete as of the date of the Closing.

.

CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.  All obligations of Purchaser under this agreement are subject to the fulfillment on the Closing Date of each of the following conditions:

5.1

Representations and Warranties of Shareholders True at Closing.  The representations and warranties of the Shareholder contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same effect as though made on and as of that date.  Shareholder shall have performed and complied with all agreements and conditions required by this agreement and the transactions contemplated hereby to be performed or complied with before or at the Closing Date.

5.2

Tender of Shares.  Shareholder shall have tendered its Shares and the certificates evidencing such Shares for delivery to Purchaser, as provided in Section 1 of this Agreement.

5.3

Resignations.  The officers and directors of the Companies shall make available to Purchaser as of the Closing, their written resignations from such corporate positions and shall take or cause to be taken such action as Purchaser may request with respect to changes in directors and officers of the Companies.

.

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SHAREHOLDER AT THE CLOSING.  The obligation of Shareholder under this Agreement to sell the Shares at the Closing are subject to the fulfillment, on the Closing Date, of each of the following conditions:

6.1

Representations and Warranties of Purchaser True at Closing; Performance by Purchaser.  The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same effect as though made on and as of that date.  Purchaser shall have performed and complied with all agreements and conditions required by this Agreement and the transactions contemplated hereby to be performed or complied with by it before or at the Closing Date.

6.2

Litigation Affecting Closing.  On the Closing Date, no suit, action or other proceeding shall be pending or threatened against Purchaser before any court or governmental agency which seeks to restrain or prohibit the consummation or implementation of this Agreement or the transactions contemplated hereby or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

6.3

Approval of the sale of the capital stock pursuant to the terms of the Stock Purchase Agreement shall be approved by the vote of the Shareholders of USIP.

.

COVENANTS.

7.1

Covenants and Agreements of the Companies.  The Companies covenant and agree with Purchaser as follows:  Issuance or Purchase of Securities.  Between the date of this Agreement and the Closing Date, the Companies shall not () issue any additional Capital Stock or other security; () declare, set aside or pay any dividend or make any other distribution in respect of their Capital Stock; () directly or indirectly redeem, purchase or otherwise acquire any shares of its Capital Stock; or () issue any options, warrants or other rights to acquire any of their securities.

7.2

Mutual Covenants.  At the Closing, the Shareholder shall deliver to the Purchaser at Closing the corporate minute book and corporate seal, which shall become the property of the Purchaser.

.

INDEMNIFICATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

8.1

Survival of Representations and Warranties.  All representations, warranties, covenants and agreements in this Agreement and in any certificate, instrument or other document delivered by the Shareholders, or any one of them, and Purchaser to each other in connection therewith shall survive the Closing and shall not merge in the performance of any obligation by any party hereto.  The representations and warranties included or provided for in this Agreement shall survive for a period of one (1) year from the Closing Date, provided that such survival shall continue during the pendency of any suit, action, claim or other proceeding brought in respect of such representations and warranties prior to the termination of such one (1)-year period.

8.2

Indemnification by Shareholder.  The Shareholder hereby agrees to indemnify, defend and hold Purchaser and its affiliates (including the Companies) harmless against and in respect of any demand, action, damage, deficiency, liability, loss, cost or expense (including, without limitation, reasonable counsel fees incurred in litigation or otherwise) against Purchaser or any affiliates of the Purchaser (including the Companies) arising out of any material misrepresentation in this Agreement or any writing delivered by the Shareholder pursuant hereto or any breach of warranty or nonfulfillment by any Shareholder of any agreement, covenant, or understanding contained herein.

8.3

Indemnification by Purchaser.  Purchaser agrees to indemnify, defend and hold Shareholder and its representatives and assigns harmless against and in respect of any demand, action, damage, deficiency, liability, loss, cost or expense (including, without limitation, reasonable counsel fees incurred in litigation or otherwise) against the Shareholder arising out of any material misrepresentations by Purchaser in this Agreement or any writing delivered by Purchaser pursuant hereto or any breach of warranty or nonfulfillment by Purchaser of any agreement, covenant or understanding contained herein or the post Closing operations of the Companies, except to the extent that such losses arise from events or conditions that entitle the Purchaser to the indemnification pursuant to Section 8.2 hereof.

9.

NOTICES.  All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, upon receipt, or, if mailed:

(a)

if to Shareholder

7325 Oswego Road

Liverpool, New York 13090

Attn: Craig H. Burton

(b)

if to Purchaser:

4055 Wetzel Road

Liverpool, New York  13090

Attn:  Inna Sheveleva

10.

GENERAL.

10.1

Waivers.  Neither this Agreement nor any term hereof may be changed, waived, amended or terminated orally but only by written act of Purchaser and Shareholder (or, in respect of a waiver, the waiving party or parties).

10.2

Assignment.  This Agreement shall bind and inure to the benefit of the parties hereto and their successors and legal representatives but shall not be assignable by any party without the written consent of the other party.

10.3

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, constitute one and the same instrument.

10.4

Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

10.5

Enforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.6

Pronouns.  All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender, as the context requires.

10.7

Additional Documents.  The parties hereto will use reasonable efforts to sign, execute and deliver or cause others so to do all such powers of attorney, deeds, assignments, documents and instruments and do or cause to be done all such other acts and things as may be necessary or proper to carry out the transactions contemplated by this Agreement.

10.8

Representations and Warranties.  All representations and warranties, covenants and agreements made by any of the parties in or pursuant to this Agreement or in any instrument, exhibit, schedule or certificate delivered pursuant hereto shall all survive the consummation of the transactions contemplated by this Agreement.

10.9

Entire Agreement.  Anything to the contrary herein notwithstanding, this Agreement constitutes the entire understanding between and among the parties with respect to the subject matter hereof and shall supersede any prior agreement and understanding among the parties with respect to such subject matter.

11.

APPLICABLE LAW.  This Agreement in all respects, including as to its validity, interpretation, enforcement and effect, shall be governed by the internal Laws of the State of Utah without regard to applicable choice of law provisions thereof.  Each party hereto hereby agrees that all claims with respect to this agreement and/or transactions contemplated hereby shall be heard and determined exclusively in the courts of the State of Utah and the federal courts of the United States of America located in Utah.  Each party hereto hereby irrevocably submits to the jurisdiction of such courts solely in respect to any proceeding brought in respect to any claim, and hereby waives, and agrees not to assert as a defense in any such proceeding that such party is not subject to jurisdiction or that such proceeding may not be brought or cannot be maintained in any such court or that venue thereof may not be appropriate.  Each party hereto hereby consents to, and grants any such court, jurisdiction over the person of such party in any such proceeding within the subject matter jurisdiction of such court.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PURCHASER:

SHAREHOLDER:

FRESCA WORLDWIDE TRADING CORPORATION

 USIP.COM, INC.

By: /s/ Inna Sheveleva

By: /s/ Craig H. Burton

             Authorized Officer

 Authorized Officer

COMPANIES:

DATONE, INC.

NB PAYHONES, LTD.

By: /s/ Craig H. Burton

By: /s/ Craig H. Burton

              Authorized Officer

Authorized Officer

PLATINUM FUNDING COPRORATION

By: /s/ Craig H. Burton

              Authorized Officer

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SCHEDULE 1.4

DEBTS

Certain lines of credit in the amount of $631,285.00 plus any and all interest that may accrue prior to closing.

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